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                                                                    Exhibit 16

                               ARTHUR ANDERSEN


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                                                      Arthur Andersen LLP

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                                                      2100 One PPG Place
                                                      Pittsburgh, PA 15222-5498
                                                      412 232 0600
December 23, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir:

We have read Item 4 included in the Form 8-K dated December 28, 1998 of Bar Technologies Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP



cc: Ms. Brenda K. Brown
    Vice President of Finance and Controller
    Bar Technologies Inc.